UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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XELR8 Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XELR8 HOLDINGS, INC.
480 South Holly Street
Denver, Colorado 80246

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 18, 2008

To the shareholders of XELR8 Holdings, Inc.:

The Annual Meeting of the shareholders of XELR8 Holdings, Inc. will be held at our executive offices located at 480 South Holly Street, Denver, Colorado 80246, at 10:00 A.M. on August 18, 2008, or at any adjournment or postponement thereof, for the following purposes:

1.     To elect seven directors of the Company.

2.     To ratify of appointment of Gordon Hughes and Banks LLP as the Company’s Independent Registered Public Accounting Firm.

3.     To transact such other business as may properly come before the meeting.

Details relating to the above matters are set forth in the attached Proxy Statement. All of our shareholders of record as of the close of business on June 20, 2008 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

All shareholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

John D. Pougnet, Chief Executive Officer
June 27, 2008

PROXY STATEMENT

XELR8 HOLDINGS, INC.
480 South Holly Street
Denver, Colorado 80246
Telephone: (303) 316-8577

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 18, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of XELR8 Holdings, Inc. (the “Company,” “we,” or “us”) (previously named VitaCube Systems Holdings, Inc. and Instanet, Inc.), a Nevada corporation, of $.001 par value common stock (“Common Stock”) to be voted at the Annual Meeting of Shareholders of the Company (“Annual Meeting”) to be held at 10:00 A.M. on August 18, 2008, or at any adjournment or postponement thereof. We anticipate that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about June 27, 2008. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named, and the ratification of appointment of the Company’s Independent Registered Public Accounting Firm. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve any other proposed matters. Abstentions and broker non-votes will be treated as a “no” vote for purposes of determining whether approval of the proposal has been obtained. Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

VOTING SHARES AND PRINCIPAL SHAREHOLDERS

The close of business on June 20, 2008 has been fixed by our Board of Directors as the record date (the “record date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 15,697,170 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted. A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders’ meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the ownership of our Common Stock as of the record date, by (i) each person who is known by us to own of record or beneficially more than 10% of our Common Stock, (ii) each of our directors and officers. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock. Shareholdings include shares held by family members. The addresses of the individuals listed below are in the Company’s care at 480 South Holly Street, Denver, Colorado 80246 unless otherwise noted.

	Number of		Percent of
Name and Address	Shares(1)		Class(2)
John D. Pougnet Chief Executive Officer, Chief Financial Officer and Director	319,936	(3)	2.0%

John B. McCandless Chairman	190,000	(4)	1.2%

Douglas Ridley President and Director	307,500	(5)	1.9%

Daniel Rumsey Director	100,000	(6)	*

Anthony B. Petrelli Director	120,250	(7)	*

AJ Robbins Director	120,000	(8)	*

Anthony DiGiandomenico Director	580,351	(9)	3.6%

Total officer and director	1,738,037		10.0%

Sanford D Greenberg	3,664,406	(10)	22.8%

Total beneficial ownership	5,502,443		30.6%

*Less than 1%

(1)

All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of June 20, 2008.

(2)

Percentages are rounded to nearest one-tenth of one percent. Percentages are based on 15,697,170 shares of common stock outstanding. Options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)	Comprised of 29,500 shares held of record and 290,436 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of June 20, 2008.

(4)	Comprised of 190,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of June 20, 2008.

(5)	Comprised of 20,000 shares held of record and 287,500 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of June 20, 2008.

(6)	Comprised of 20,000 shares held of record and 80,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of June 20, 2008.

(7)	Comprised of 100,000 shares pursuant to options which are presently exercisable or which become exercisable within 60 days of June 20, 2008, and 10,125 Class A warrants and 10,125 Class B warrants.

(8)	Comprised of 120,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of June 20, 2008.

(9)

Comprised of 323,493 shares issuable pursuant to public warrants and 170,000 shares pursuant to options which are presently exercisable or which become exercisable within 60 days of June 20, 2008, and 66,800 shares held of record and 10,029 Class A warrants and 10,029 Class B warrants.

(10)

Comprised of 3,289,406 shares held of record either held directly or as custodian for a minor child and 375,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of June 20, 2008.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, our shareholders will elect seven directors. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as our nominees for directors. All of the nominees are presently members of the Board of Directors and their names and biographical information are set forth below. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as our Board of Directors may recommend. The table below also includes biographical information concerning our executive officers.

The following sets forth certain information regarding each of our directors and executive officers:

Name	Age	Position	Committee
John B. McCandless	59	Chairman	—
John D. Pougnet	37	Chief Executive Officer, Chief Financial Officer and Director	—
Douglas Ridley	51	President and Director	—
Daniel Rumsey	46	Director	Audit/Compensation/Nominating
Anthony Petrelli	55	Director	Compensation/Nominating
AJ Robbins	61	Director	Audit/Compensation/Nominating
Anthony DiGiandomenico	41	Director	Audit

Directors hold office until the next annual meeting of stockholders following their election unless they resign or are removed as provided in the bylaws. Our Board of Directors has determined that our directors, other than Mr. McCandless, Pougnet and Ridley, are “independent directors” under the American Stock Exchange listing standards. Our officers serve at the discretion of our Board of Directors.

The following is a summary of our directors’ and executive officers’ business experience. The Board recommends a vote of FOR the election of each nominee below.

John B. McCandless, Chairman.   Mr. McCandless was appointed as a director on February 19, 2004. He is currently providing consulting services to the Company as well as other nutrition and direct selling companies. From October 2003 until December 2006 Mr. McCandless served as the Vice President of Technical Services at Weider Nutrition International. Mr. McCandless provided operations and product consulting services to nutrition and direct selling companies as a consultant from November 2002 to October 2003, and from October 1995 to November 2002, he served as Senior Vice President and Chief Operating Officer for USANA Health Sciences, a health science company.

John D. Pougnet, Chief Executive Officer and Chief Financial Officer.   Mr. Pougnet was appointed a Director on July 11, 2007 and Chief Executive Officer on October 11, 2006. Prior to that Mr. Pougnet was appointed as Chief Financial Officer in September 2005. Immediately prior to joining the Company, Mr. Pougnet was Assurance Senior Manager at KPMG, LLP, a global network of professional services firms providing Audit, Tax and Advisory services to both public and private companies from January 2003 to September 2005. Prior to this Mr. Pougnet operated an independent consulting business from August 2002 to June 2003. He also served as Vice President of Finance and Corporate Secretary at Future Beef Operations, LLC, from May 2001 to August 2002, where he was responsible for the strategic planning, development and leadership of the Corporate Finance department for this multi-state meat packing company. Prior to this, Mr. Pougnet was senior auditor with Deloitte & Touché from September 1996 to May 2001.

Douglas Ridley, President and Director.   Mr. Ridley was appointed as a Director on January 1, 2004, and in June 2005 Mr. Ridley joined the Company as President. Mr. Ridley was an independent consultant to us from April 2003 until December 31, 2003. Prior to joining the Company Mr. Ridley was President of Simply Because, a gift products network marketing company, from 2003 until 2005 and from 1997 until May 2005, was President of Chad Management Co., LLC, a nutritional products network marketing company.

AJ Robbins, Director.   Mr. Robbins was appointed as a director on July 10, 2006, and serves on our Audit and Compensation Committees. Mr. Robbins is currently the Managing Partner of AJ Robbins PC, which he founded in 1986. Mr. Robbin’s practice focuses on accounting and auditing for corporate and securities work for both private and public companies. Mr. Robbins is a Certified Public Accountant registered in Colorado, New York and California as well as a member of the American Institute of Certified Public Accountants and his firm is registered with Public Company Accounting Oversight Board.

Daniel Rumsey, Director.   Mr. Rumsey was appointed as a director on August 17, 2007, and serves on our Audit and Compensation Committees. Mr. Rumsey is active in advising boards, private equity and hedge funds and banks in connection with public and private financings, restructurings, turnarounds, mergers and acquisitions and crisis management.  He currently serves as Chairman of the Board and Interim Chief Financial Officer of Prescient Applied Intelligence, a leading provider of supply chain and advanced commerce solutions for retailers and suppliers, as well as Chief Executive Officer and Chairman of the Board of Azzurra Holding Corporation (formerly P-Com, Inc.), a public company that recently emerged from protection under Chapter 11 of the U.S. Bankruptcy Code.   Prior to joining Azzurra, Mr. Rumsey was Vice President and General Counsel of Knowledge Kids Network, Inc., a multi-media education company.  Prior to joining Knowledge Kids Network, Inc., Mr. Rumsey was the President and General Counsel of Aspen Learning Systems and NextSchool, Inc.   Mr. Rumsey sold Aspen Learning Systems and NextSchool to Knowledge Kids Network in 1999.  Mr. Rumsey also served as an attorney at the U.S. Securities and Exchange Commission’s Division of Corporation Finance.  Mr. Rumsey currently serves on the Board of Directors of Prescient Applied Intelligence, Inc., World Racing Group, Inc., and Azzurra Holding Corporation.   Mr. Rumsey is a graduate of the University of Denver and the University of Denver College of Law.

Anthony Petrelli, Director.   Mr. Petrelli was appointed as a director on August 17, 2007, and serves on our Compensation Committee. Mr. Petrelli has been engaged in the areas of corporate finance, investment banking underwriting, sales management and securities trading for more than 30 years. Mr. Petrelli joined Neidiger, Tucker, Bruner, Inc. in May of 1987 and currently serves as Senior Vice President and a member of the Board of Directors. He is also its Managing Director of Corporate Finance/Investment Banking and oversees public and private offerings for micro-, small- and mid-cap market companies. In addition, he has served on the National Association of Securities Dealers, Inc. (NASD) Statutory Disqualification Committee; been a member and Vice Chairman of the NASD National Adjudicatory Council; member and Chairman of the NASD District Business Surveillance Committee; a member of the Task Force on Future of Shared State and Federal Securities Regulation for the North American Securities Administrators Association, Inc.; and is a current board member and past Chairman of the National Investment Banking Association. Mr. Petrelli currently serves on the Board of Arena Resources, Inc., a publicly traded company traded on the New York Stock Exchange.

Anthony DiGiandomenico, Director.   Mr. DiGiandomenico was appointed as a director on May 25, 2004, and serves on our Audit Committee. Mr. DiGiandomenico co-founded MDB Capital Group LLC, a NASD member broker-dealer, in 1997 and serves as a managing director of the firm. From 1990 to 1995, he served as President and Chief Executive Officer of the Digian Company, a real estate development company. He currently serves on the Board of Directors of Orion Acquisition Corp. II, a corporation which files reports pursuant to the Securities Exchange Act of 1934, which was formed in 1995 to acquire an operating business by purchase, merger or otherwise.

There are no family relationships between or among our executive officers and directors.

BOARD OF DIRECTORS

Board Committees

The standing committees of the Board of Directors are comprised of the Audit Committee, Compensation Committee and the Corporate Governance and Nominating Committee.

The Audit Committee is comprised of Messrs. Rumsey, DiGiandomenico and Robbins and oversees our financial reporting processes, including (i) reviewing with management and the outside auditors the audited financial statements included in our Annual Report, (ii) reviewing with the outside auditors the interim financial results included in our quarterly reports filed with the SEC, (iii) discussing with management and the outside auditors the quality and adequacy of internal controls, and (iv) reviewing the independence of the outside auditors. During 2007 the Audit Committee met four times telephonically.

The Compensation Committee is comprised of Messrs. Petrelli, Robbins and Rumsey. At the direction of the full Board, the Compensation Committee reviews and makes recommendations with respect to compensation of our directors, executive officers and senior management. The Compensation Committee administers our Stock Incentive Plan. The Compensation Committee met four times during 2007 and approved various other matters by unanimous written consent.

The Corporate Governance and Nominating Committee is comprised of Messrs. Rumsey, Robbins and McCandless. At the direction of the full Board, the Committee review, investigate qualified nominees for election to the Board when vacancies occur and makes recommendations with respect to the nomination of directors. The Committee met once in 2007.

The Corporate Governance and Nominating Committee strives to identify and attract director nominees with a variety of experience who have the business background and personal integrity to represent the interests of all shareholders. Although the Board has not established any specific minimum qualifications that must be met by a director nominee, factors considered in evaluating potential candidates include educational achievement, managerial experience, business acumen, financial sophistication, direct selling industry expertise and strategic planning and policy-making skills. Depending upon the current needs of the Board, some factors may be weighed more or less heavily than others in the Board’s deliberations. The Board evaluates the suitability of a potential director nominee on the basis of written information concerning the candidate, discussions with persons familiar with the background and character of the candidate and personal interviews with the candidate. The Corporate Governance and Nominating Committee also assists the Board in developing and monitoring the Company’s corporate governance guidelines.

Attendance at Meetings

The Board held four meetings during 2007. Various matters were also approved by the unanimous written consent of the directors during the last fiscal year. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served. We have no formal policy with respect to the attendance of Board members at the annual meeting of shareholders but encourage all incumbent directors and director nominees to attend each annual meeting of shareholders.

Board Charters

The Board has adopted a charter with respect to its governance which includes consideration of director nominees. Additionally, the Compensation, Audit and Corporate Governance and Nominating Committees have adopted Charters with respect to their governance and operation.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers and employees. We publicize the Code of Ethics through posting the policy on our website, http://www.XELR8.com. We will disclose on our website any waivers of, or amendments to, our Code of Ethics.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objective of the Company’s compensation program is to attract, retain and reward management who demonstrates the required skill to develop the Company into a leader in the nutrition and network marketing field. Through the development of the Company’s business plan, the compensation program is designed to incentivize management in the creation of shareholder value. The compensation program has been designed to reward executives for establishing the Company in the network marketing field, developing products that can be successfully sold in that channel and creating shareholder wealth.

Currently the Company has used two elements of compensation for management, current compensation, in the form of cash, and long-term equity compensation in the form of grants of stock option awards. The Company has also used the award of options to replace cash compensation for employees and the issuance of stock as a method of fulfilling its obligations under employment contracts. As the Company has not been profitable since its inception, the Company has not had a cash bonus program, but rather relied on the potential of the long-term awards as incentives to compensate its executives. The Company has identified and disclosed to its executives what levels of profitability would be required in order to create a cash bonus plan. Typically the current compensation is set at a base level, with variances based on the achievement of certain benchmarks with regards to monthly net sales targets.

The cash compensation enables the Company to attract management with the required skills and experience while the awards of stock options are used as a method of retaining executives for long term growth. Additionally, the Company has used the awards of stock and options as a method of reducing cash outflow.

The Company has determined the amount of short and long term compensation based on a number of factors: level of experience of the employee in his or her respective field, prevailing market rates for individuals performing similar functions at competing companies in a similar industry and stage of development of the Company. The Company has attempted to evenly balance the compensation between current and long-term for its executives, with the long-term award requiring some form of vesting, typically over a two or four year period. During the current year, the executives were granted what is typically a long-term compensation award, stock options, in lieu of short term cash compensation, and were vested into their options over a shorter period of time. The Company has also used options on a performance basis for certain individuals, with the achievement of certain goals resulting in the vesting in the options. Going forward the Company intends to base awards to management based on the achievement of certain predetermined sales goals. When evaluating the compensation of executives on an annual basis, the Company has reviewed past compensation received by the executive in both current and long-term awards when determining any additional awards, as well as the achievement of certain sales and profitability targets for selected executives.

Each element of the compensation program is designed to further the Company’s goals of attracting and retaining high caliber individuals with the experience to grow the Company and ultimately create and increase shareholder wealth. The incentive based awards were directly tied to the achievement of an objective, whereas the other awards that were based on the vesting period were used as a mechanism to retain skilled executives. In the performance based awards, where either long-term awards are vested or there is an increase in current cash compensation, it is the practice of the Company to link the overall objectives of the Company with the respective objectives for that executive and his or her ability to exercise influence over the outcome.

The following table sets forth information with respect to compensation earned by the executive officers of the Company for 2007 and 2006.

Summary Compensation Table

								Change in
								Pension
								Value and
							Non-Equity	Nonqualified
							Incentive	Deferred	All
				Stock		Option	Plan	Compensation	Other
Name and			Bonus	Awards		Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	Salary ($)	($)	($)		($)(5)	($)	($)	($)(1)	($)
John D. Pougnet,	2007	158,886	—	38,500	(3)	103,378	—	—	—	300,761
Chief Executive Officer and	2006	116,891	—	—		138,878	—	—	—	255,769
Chief Financial Officer (2)	—									—
Sanford D. Greenberg,	2007	50,927	—	—		—	—	—	—	50,927
Founder (4)	2006	95,192	—	540,000	(4)	59,988	—	—	15,231	710,407
Douglas Ridley,	2007	143,886	—	35,000	(3)	78,656	—	—	—	257,539
President	2006	163,814	—	—		—	—	—	—	163,814

(1)	Includes auto allowance.
(2)	Mr. Pougnet joined the Company in September 2005 as Chief Financial Officer. On October 11, 2006 he replaced Mr. Earnest Mathis as Chief Executive Officer.
(3)

On March 27, 2007 a principal shareholder, Mr. Sanford Greenberg, granted shares of his own stock to certain employees of the company. Under the guidance issued by the Securities and Exchange Commission in Staff Accounting Bulletin 107 (SAB 107), share-based payments issued to an employee of a reporting entity by a related party or other holder of economic interest in the entity as compensation for services provided to the entity are to be recorded as a compensation expense by the entity.

(4)

On November 17, 2006 the Company agreed to issue to Mr. Greenberg  1,500,000 shares of its common stock in return for an amendment to his current employment agreement pursuant to which he will forfeit all future base salary amounting to $396,923  due under the agreement and 250,000 vested options in exchange for the issuance of the shares and payment of a sales commission equal to 1% of the net sales until 2019.

(5)

The company uses a Black-Scholes option-pricing model (Black-Scholes model) to estimate the fair value of the stock option grant. The use of a valuation model requires the company to make certain assumptions with respect to selected model inputs. Expected volatility was calculated based on the historical volatility of the company’s stock price. In the future the average expected life will be based on the contractual term of the option and expected employee exercise and post-vesting employment termination behavior. Currently it is based on the simplified approach provided by SAB 107. The risk-free interest rate is based on U.S. Treasury zero-coupon issues with a remaining term equal to the expected life assumed at the date of the grant. The following were the factors used in the Black Sholes model to calculate the compensation expense:

For the year ended December 31, 2007
Stock price volatility	96.7 to 98.7%
Risk-free rate of return	3.34 to 4.95%
Annual dividend yield	0%
Expected life	1.5 to 4.5 Years

Grants of Plan-Based Awards

In 2007, we issued the options listed below. There were no stock options exercised in 2007. The following table sets forth the options granted in 2007:

		Number of Non-Equity Incentive Plan Units	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option
	Grant	Granted	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options		Awards
Name	Date(1)	(#)	$()	$()	$()	(#)	(#)	(#)	(#)	(#)		($ / Sh)(1)
John Pougnet,
Chief Executive Officer and Chief Financial Officer	3/26/2007	0	0	0	0	0	0	0	0	100,000	(3)	$1.55
Douglas Ridley,
President(6)	3/27/2007	0	0	0	0	0	0	0	0	70,000	(2)	$1.00

(1)	The Company uses the same date for the Grant Date and the Approval Date. The Company’s closing market price for the Grant Date is used to determine the exercise price of the options.
(2)

The award was granted under the Company’s 2003 Stock Incentive Plan. The closing price of the Company’s private placement transaction that occurred on the same day was used as the market value of the stock. The employee has five years from the date of issue to exercise the option, and the award was fully vested on the date of the award. The terms of the award are determined by the 2003 Stock Incentive Plan.

(3)

The award was granted under the Company’s 2003 Stock Incentive Plan. The employee has five years from the date of issue to exercise the option, and the award will vest over a twenty-two month period. The terms of the award are determined by the 2003 Stock Incentive Plan

Employment Contracts

During 2006 the Company entered amended employment contracts with Mr. Mathis, Mr. Greenberg and Mr. Pougnet.

On March 2, 2005, in connection with Mr. Greenberg’s resignation as Chairman, Chief Executive Officer, and President, Mr. Greenberg’s employment agreement was amended and restated to provide that his primary duties involve training, motivating, and recruiting independent distributors. Mr. Greenberg received a salary of $150,000 per year and may receive bonuses in such amounts as determined by our Board of Directors. On July 10, 2006, Mr. Greenberg’s contract was amended to reduce his base salary for a period of one year to $75,000 and Mr. Greenberg was granted 150,000 options to purchase the Company’s common stock. Mr. Greenberg will also be eligible to participate in bonuses on the same basis as our executives under any executive bonus plan adopted by us. Either party may terminate the agreement upon 30 days prior written notice. Additionally, Mr. Greenberg may be terminated for “just cause” as defined in the employment agreement upon one business day’s prior written notice. Mr. Greenberg may terminate his employment for “good reason” as defined in employment agreement. If we terminate Mr. Greenberg without just cause or he terminates his employment for good reason, he is entitled to three years salary payable over the 36 month period commencing October 1, 2006 regardless of when terminated. Mr. Greenberg’s employment agreement also includes a non-competition provision for a period of two years after his termination of employment or, if later, one year after final payment of any pay-out provision upon termination. On March 2, 2005, in connection with Mr. Mathis’ employment as Chief Executive Office, Mr. Greenberg forfeited options to purchase 275,000 shares. In addition, Mr. Greenberg has agreed to forfeit options to purchase 50,000 shares when the April 2005 public offering was completed. On

November 17, 2006 the Company agreed to issue to Mr. Greenberg  1,500,000 shares of its common stock in return for an amendment to his current employment agreement pursuant to which he will forfeit all future base salary amounting to $396,923 due under the agreement and 250,000 vested options in exchange for the issuance of the shares and payment of a sales commission equal to 1% of the net sales until 2019.

On September 12, 2005, John D. Pougnet joined us as our Chief Financial Officer and effective October 1, 2006 was appointed also as our Chief Executive Officer. On Mr. Pougnet’s employment agreement is for a two-year term and he will receive a base salary of $140,000, and may receive bonuses in such amounts as determined by our Compensation Committee. Additionally, Mr. Pougnet will have an option to purchase 50,000 shares of our common stock, with an exercise price of $1.80. The options will vest in equal amounts over a four-year period on December 31 starting on December 31, 2005. On March 3, 2006 Mr. Pougnet was granted additional options to purchase 100,000 shares of our common stock. On July 10, 2006 Mr. Pougnet’s contract was amended to reduce his base salary to $90,000 for a year and Mr. Pougnet was granted options to purchase 100,000 shares of our common stock. Mr. Pougnet will also be eligible to participate in bonuses on the same basis as other executives under any executive bonus plan adopted by us. If Mr. Pougnet’s employment were terminated other than for cause, disability or without good reason by Mr. Pougnet, he would be provided severance pay equal to twelve months, payable in equal monthly installments. On March 26, 2007, the Company entered into an Amendment to the Employment  Agreement with Mr. Pougnet, the company’s Chief Executive Officer (CEO) and Chief Financial Officer (CFO). The Amendment provides that Mr. Pougnet will serve as in both capacities of Chief Executive Officer and Chief Financial Officer, the term of Employee’s employment as Chief Executive Officer pursuant to this Second Amendment shall commence effective as of October 11, 2006 and shall continue to February 1, 2008 (“CEO Amended Term”) and the term of Employee’s employment as Chief Financial Officer pursuant to this Amendment shall commence effective as of October 11, 2006 and terminate on December 31, 2008. Employee will receive as compensation for all responsibilities a base salary (“Base Salary”) of $127,000 per year. So long as the Employee is employed as the Company’s CEO and CFO, the Base Salary shall increase: (i) to $150,000 per year upon the completion of the Private Placement, (ii) to $14,583/month (1/12 of $175,000) for each month the company is at or above breakeven (defined as when net monthly sales meet or exceed net monthly expenses on a cash basis) and $12,500/month (1/12 of $150,000) for each month the company is below breakeven, and (iii) to $205,000 per year commencing October 1, 2007. Employee’s salary as CFO shall be $150,000 per year as long as net revenues are above financial breakeven and $175,000 per year after the first month that monthly net sales exceed $900,000. In addition the Employee shall receive options to purchase an aggregate of an additional 100,000 shares of Employer’s common stock pursuant to the Incentive Stock Option Plan and shall vest on a pro-rata basis at the end of each month of Employee’s employment beginning March 2007 and ending December 31, 2008. The Agreement provides for compensation to be paid in the event the Employee is terminated for cause or if the Company chooses to appoint a new Chief Executive Officer during the term of this agreement.

On May 2, 2008 the Company entered into an new employment agreement with its Chief Executive Officer and Chief Financial Officer, Mr. John Pougnet. Mr. Pougnet has served as the Company’s Chief Executive Officer since October 1, 2006, and as Chief Financial Officer since September 12, 2005. The contract is for a period of two years commencing on February 1, 2008, with an automatic renewal provision for subsequent one year periods, with the Company providing Mr. Pougnet 90 days notice of non-renewal.  If Mr. Pougnet’s employment were terminated other than for cause, disability or without good reason by Mr. Pougnet, he would be provided severance pay equal to six months, payable in equal monthly installments. Mr. Pougnet’s base salary is $205,000 per annum, and is subject to adjustment on the earlier of the first anniversary of the date of this Agreement or when the Company reports a profitable quarter.

On May 2, 2008 the Company entered into an employment agreement with its President, Mr. Douglas Ridley. Mr. Ridley has served as the Company’s President since June 2, 2005. The employment contract is for an initial period of two years commencing on May 5, 2008, with an automatic renewal provision for subsequent one year periods, with the Company providing Mr. Ridley 90 days notice of non-renewal.  If Mr. Ridley’s employment were terminated other than for cause, disability or without good reason by Mr. Ridley, he would be provided severance pay equal to three months, payable in equal monthly installments. Mr. Ridley’s base salary is $193,000 per annum, and is subject to adjustment to $220,000 when the Company’s monthly revenue exceeds $1,000,000, net of taxes provision for returns and excluding shipping revenue. Mr. Ridley is also granted an award of 50,000 options to purchase common stock under the Company’s 2003 XELR8 Option Plan at a price of $1.18 per share for a period of five years from May 2, 2008, the vesting of which is contingent  upon the Company reporting a quarterly revenue of $6,000,000.

Outstanding Equity Awards as of December 31, 2007

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
			Equity					Incentive	Market or
			Incentive					Plan	Payout
			Plan					Awards:	Value
			Awards:				Market	Number of	of Unearned
	Number of	Number of	Number of			Number of	Value of	Unearned	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

John Pougnet,	37,500	12,500		$1.80	9/11/2015

Chief Executive Officer	45,833	54,167		$1.39	3/9/2011

and Chief Financial Officer	100,000	0		$0.65	5/27/2011

	45,455	54,545		$1.55	3/25/2012

Sanford D. Greenberg	225,000	0		$3.00	1/1/2013

Founder	150,000	0		$0.65	5/27/2011

Douglas Ridley,	10,000	0		$5.00	12/2/2010

President	20,000	0		$3.20	5/12/2010

	150,000	50,000		$1.58	5/30/2009

	70,000	0		$1.00	3/26/2012

Stock Option Exercises and Stock Vested

There were no options exercised by the named executive officers during the year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
John Pougnet, Chief Executive Officer and Chief Financial Officer	0	0	0	0

Sanford D. Greenberg,	0	0	0	0
Founder

Douglas Ridley,	0	0	0	0
President

Post-Employment Compensation, Pension Benefits, Nonqualified Deferred Compensation

There were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by the executive officers during the year ended December 31, 2007.

Director Compensation

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(1)	($)	($)	($)	($)

AJ Robbins	17,250	0	111,392	0	0	0	128,642

Anthony Petrelli	5,000	0	38,119	0	0	0	43,119

Daniel Rumsey	6,500	0	50,826	0	0	0	57,326

John McCandless	28,100	0	111,392	0	0	0	139,492

Anthony DiGiandomenico	6,500	0	111,392	0	0	0	117,892

(1)   The company uses a Black-Scholes option-pricing model (Black-Scholes model) to estimate the fair value of the stock option grant. The use of a valuation model requires the company to make certain assumptions with respect to selected model inputs. Expected volatility was calculated based on the historical volatility of the company’s stock price. In the future the average expected life will be based on the contractual term of the option and expected employee exercise and post-vesting employment termination behavior. Currently it is based on the simplified approach provided by SAB 107. The risk-free interest rate is based on U.S. Treasury zero-coupon issues with a remaining term equal to the expected life assumed at the date of the grant. The following were the factors used in the Black Sholes model to calculate the compensation expense:

For the year ended December 31, 2007
Stock price volatility	96.7 to 98.7%
Risk-free rate of return	3.34 to 4.95%
Annual dividend yield	0%
Expected life	1.5 to 4.5 Years

During 2007 the Company compensated all Board members for their participation at Board meetings, and Audit and Compensation Committee meetings. Additionally, the Company paid Mr. Robbins an additional $15,000 as Chairman of the Audit Committee. Additionally, Messrs. McCandless, Robbins, Rumsey and DiGiandomenico were granted 80,000 options to purchase common stock for their services, while Mr. Petrelli received 60,000 options to purchase common stock for his services. Finally, the Company engaged Mr. McCandless on a monthly basis as a consultant to the Company.

RELATED PARTY TRANSACTIONS

We lease an office, located at 480 South Holly Street, Denver, Colorado, from the father of Sanford D. Greenberg, our founder, for $3,900 per month. The lease expired on March 31, 2006, with an automatic monthly extension right and a two month notice period for the Company to terminate the lease. Our annual office rent for 2007 and 2006 was $42,780 and $40,680, respectively.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Our executive officers, directors and beneficial owners of more than 10% of our Common Stock are required to file reports of ownership and changes in ownership of the Common Stock with the SEC. Based solely upon information provided to us by individual directors, executive officers and beneficial owners, we believe that all such reports were timely filed during and with respect to the calendar year ended December 31, 2007, except for Anthony Petrelli and Daniel Rumsey, who were late filing their initial report of Form 3 on August 30, 2007 and Sanford Greenberg who was late filing a Form 4 on December 17, 2007, for stock he granted to another individual.

CODE OF ETHICS

Our Board of Directors has adopted a Code of Ethics applicable to all of our employees, officers and directors. The Code of Ethics covers compliance with law; fair and honest dealings with the Company, its competitors and others; full, fair and accurate disclosure to the public; and procedures for compliance with the Code of Ethics. This Code of Ethics has been filed as Exhibit 14.1 to our Annual Report on Form 10-KSB for the year ended December 31, 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The following table presents fees for professional services rendered by our independent accountants for the audit of our consolidated financial statements for the calendar years ended December 31, 2007 and 2006, and fees billed for other services rendered by the independent accountants during those years.

	2007	2006
Audit fees for the years ended December 31 and fees for the review of financial statements included in quarterly reports on Form 10-Q:	$34,749	$30,083
Audit-related fees (2):	$4,918	$0
Tax fees:	$4,350	$4,000
Other service fees(3):	$0	$0
Total:	$44,017	$34,083

(1)   Includes tax compliance, advice and planning.

(2)   Includes services rendered in review of our filings of two Registration Statements filed on Form SB-3.

(3)   Includes consulting and advisory services.

Our Audit Committee reviews and approves all proposed audit and non-audit services prior to the engagement of independent accountants to perform such services. Therefore, the Audit Committee does not presently have any pre-approval policy or procedures. Review and approval of such services generally occur at the Audit Committee’s regularly scheduled quarterly meetings. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the Audit Committee has delegated to its chairman the authority to approve audit and non-audit services up to a pre-determined level as approved by the Audit Committee. Any audit or non-audit services approved pursuant to such delegation of authority must be reported to the full Audit Committee at its next regularly scheduled meeting. During calendar 2007 and 2006, all audit and non-audit services performed by the Company’s independent accountants were approved in advance by the Audit Committee.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT NEXT ANNUAL MEETING OF SHAREHOLDERS

Any shareholders of record who desire to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at our principal executive offices prior to our calendar year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

SHAREHOLDER COMMUNICATIONS

The Board of Directors believes that, in light of the accessibility of its directors to informal communications, a formal process for shareholders to communicate with directors is unnecessary. Any shareholder communication sent to the Board of Directors will be forwarded to all members of the Board without screening. Any shareholder communication to the Board of Directors should be addressed in care of John D. Pougnet, our Chief Executive Officer and transmitted to us at our offices in Denver, Colorado. In order to assure proper handling, the transmittal envelope should include a notation indicating “Board Communication” or “Director Communication.” All such correspondence should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or only specified individual directors. Mr. Pougnet will circulate all such correspondence to the appropriate directors.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed our audited financial statements in our Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and from us including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Committee also discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Committee held four meetings telephonically during the calendar year ended December 31, 2007.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended and approved the selection of the Company’s independent auditors.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF

REGISTERD PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Gordon, Hughes and Banks, LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2008. Stockholders are asked to ratify this appointment. A representative of Gordon, Hughes and Banks, LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Gordon, Hughes and Banks, LLP as XELR8 Holdings, Inc.’s independent registered public accounting firm.

OTHER BUSINESS

We are not aware of any other matters which are to be presented to the Annual Meeting, nor have we been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

The above notice and Proxy Statement are sent by order of the Board of Directors.

John D. Pougnet
Chief Executive Officer
June 27, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
VITACUBE SYSTEMS HOLDINGS, INC.
TO BE HELD AUGUST 18, 2008

The undersigned hereby appoints John D. Pougnet as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of XELR8 Holdings, Inc. held of record by the undersigned on, June 20, 2008, at the Annual Meeting of Shareholders to be held August 18, 2008, or any adjournment or postponement thereof.

1.             Election of Directors.

FOR the election as a director of all nominees listed below (except as marked to the contrary below).  ☐

WITHHOLD AUTHORITY to vote for all nominees listed below.  ☐

NOMINEES: John B McCandless, John D. Pougnet, Douglas Ridley, AJ Robbins, Daniel Rumsey, Anthony Petrelli, Anthony DiGiandomenico

INSTRUCTION: To withhold authority to vote for individual nominees, strike through their names above.

2.             Ratification of Gordon, Hughes and Banks, LLP as the Company’s Independent Registered Public Accounting Firm.

FOR ☐	AGAINST ☐	WITHHOLD AUTHORITY ☐

In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the shareholder the proxy will be voted for the election of the directors named in Item 1 above, and for the ratification of the Company’s independent registered public accounting firm.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
Print Name

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature

Signature, if held jointly

PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. ☐

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